Exhibit 10.2

Amendment to

General Finance Corporation

2014 Stock Incentive Plan

Section 1(d) of the General Finance Corporation 2014 Stock Incentive Plan is hereby amended to read as follows:

(d) Effect on Other Plans, Awards, and Arrangements. This Plan is not intended to affect and shall not affect any stock options, equity-based compensation, or other benefits that the Company or its Affiliates may have provided, or may separately provide in the future, pursuant to any agreement, plan, or program that is independent of this Plan. Notwithstanding the foregoing, effective upon stockholder approval of this Plan, no further awards of any kind shall occur under the 2006 Stock Option Plan, and any shares that are currently reserved for awards under such plan (as well as any Shares that in the future become available for awards under that plan) shall be added to the reserve of Shares that are authorized and available for issuance pursuant to this Plan.

Section 8 (c)(ii) of the General Finance Corporation 2014 Stock Incentive Plan is hereby amended by replacing the words “Section 9(a)” with the words “Section 8(a).”

Section 8(d) of the General Finance Corporation 2014 Stock Incentive Plan is hereby amended by replacing the words “Section 9(c)” with the words “Section 8(c).”